IDS Life Special Income Fund, Inc.
File No. 2-73113/811-3219

EXHIBIT INDEX

Exhibit 5(c):   Investment Advisory Agreement dated Oct. 14, 1998.

Exhibit 10:     Opinion and Consent of Counsel.

Exhibit 17:     Financial Data Schedules.

Exhibit 18(a):  Directors' Power of Attorney dated Jan. 7, 1998.